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                                                                    EXHIBIT 10.5

                                                                     Translation

                                                                  Execution Copy

               REVISED AND RESTATED BUSINESS COOPERATION AGREEMENT

                                      AMONG

                         ECONOMIC OBSERVER PRESS OFFICE,

                 GUANGZHOU JINGSHI CULTURE INTERMEDIARY CO. LTD,

                 BEIJING JINGGUAN XINCHENG ADVERTISING CO. LTD,

                                       AND

                  BEIJING JINGSHI JINGGUAN ADVERTISING CO. LTD

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                                 NOVEMBER, 2006

                                TABLE OF CONTENTS

Article 1   Definitions
Article 2   Joint Venture Corporation
Article 3   Business Cooperation
Article 4   Other Cooperation
Article 5   Confidentiality
Article 6   Effectiveness, Changes, and Termination of the Agreement
Article 7   Applicable Laws and Resolution of Disputes
Article 8   Notice
Article 9   Other Issues

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                         BUSINESS COOPERATION AGREEMENT

     This business cooperation agreement (hereafter as "this agreement") was signed on November 6, 2006 in Beijing, People's Republic of China (hereafter as "PRC") by the following parties:

PARTY A: Economic Observer Press Office (hereafter as "EOPO"),

PARTY B: Guangzhou Jingshi Culture Intermediary Co. Ltd (hereafter as "Jingshi Culture"),

PARTY C: Beijing Jingguan Xincheng Advertising Co. Ltd (hereafter as "JGXC"), and

PARTY D: Beijing Jingshi Jingguan Advertising Co. Ltd (hereafter as "Jingshi Jingguan" or the "Joint Venture Corporation").

Whereas:

1. The EOPO is a publishing institution that is established according to the PRC laws and that is effectively surviving; it holds a "business license for publications", and administers and operates the Economic Observer Newspaper (see below for definitions), and is a lawful institutional business unit registered with the Registration Administration of Shandong Province for Institutional Units;

2. Jingshi Culture is a legally existing corporation with limited liabilities, incorporated according to the PRC laws, and is engaged in businesses for cultural promulgation and event promotion;

3. JGXC is a legally existing corporation with limited liabilities, incorporated according to the PRC laws, and pursuant to the terms in the "Amended and Restated Agreement on Business Cooperation" signed on November 6, 2006 by the two parties of JGXC and the EOPO with Shangdong Sanlian Group Co. Ltd and Shandong Economic Observing Newspaper Co. Ltd, JGXC has acquired from the EOPO a sole exclusive advertising agency and has the right to make its own decisions on transfer, render, authorization, and permit of the agency to a third party; further JGXC has acquired authorization from the EOPO to use EOPO's intellectual properties.

4. Jingshi Jingguan is a legally existing corporation with limited liabilities, incorporated according to the PRC laws, and is a joint venture corporation from Jingshi Culture and JGXC.

5. It is the wish of the parties to sign this agreement on relevant issues of cooperation activities in order to define the terms and conditions for the cooperation.


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6.   The parties signed the "agreement on business cooperation" ("the original agreement") on May 10, 2006.

Therefore, the parties, after friendly consultation and pursuant to the stipulations in the PRC laws, have all agreed to make the following amendments and restatements to the original agreement and implement what is in the amended and restated agreement.

                              ARTICLE 1 DEFINITIONS

     Except where it is stipulated otherwise in this agreement or where there are other requirements in the context, the following terms shall have meanings as follows:

1.1 Certification of BPA international distribution volume: meaning the set of audit certification system with certain lawfully binding authority over the distribution volume provided to the media clients by BPA Worldwide (an international organization engaged in audit business of media's distribution volume).

1.2  The Preparatory Committee: see Article 2 in this agreement for definitions.

1.3 The Joint Venture Corporation: meaning the corporation with limited liabilities, already set up from JGXC and Jingshi Culture, pursuant to
     Article 2 of this agreement.

1.4 The parties: meaning the 4 parties including EOPO, Jingshi Culture, JGXC, and Jingshi Jingguan.

1.5 Financial institutions: meaning Chinese or foreign commercial banks, city credit unions, rural credit unions, investment trust corporations, financial corporations, financial leasing corporations, insurance corporations, investment banks, insurance corporations, foundations corporations, securities corporations, investment consultancy corporations, investment management service providers, foreign exchange corporations, and other financial institutions established inside and outside China, including institutions engaged in subordinate and derivative services in the financial industry such as financial training, financial public relations, and financial consultancy and advisory.

1.6 The EOPO: meaning the newspaper with its current name as the "Economic Observer Newspaper" and its predecessor, successor or replacement from changing its name or version, and its publications on finance and economy that come out from time to time in any format and any or all of the annexes, supplements, extra editions, and derivative publications, whether in printed texts, electronic forms or any other forms, or published or printed in any media carrier.

1.7 Lifestyle special issue: meaning the monthly special publication called "Lifestyle" that is inserted with the Economic Observer Newspaper.


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1.8  Financial advertising business: meaning the advertising business entrusted by any financial institutions and their agents or trustees, which is released on the Economic Observer Newspaper or which is related to the Economic Observer Newspaper.

1.9 "Money Journal" magazine: meaning the nationwide monthly publication with its domestic publication code as CN64-1024/G, whether it is in a printed format, on a website and/or in any other format of display and publication.

1.10 Promotion activities: meaning the various events and activities conducted to promote the Economic Observer or to promote the use of brands of the Economic Observer. The forms include but are not limited to distribution of flyers, salons, seminars, forums, exhibitions, advertisement publicity, and large scale theme events.

1.11 Promotion Special Issue: meaning the magazines stipulated under Article 3.2 in the agreement.

1.12 A party: meaning any party of the EOPO or Jingshi Culture or JGXC or Jingshi Jingguan.

1.13 PRC: meaning the People's Republic of China, and for the purpose of this agreement, not including the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau, or the region of Taiwan.

1.14 The PRC laws: meaning any law, act, regulation and regulatory documents publicly announced by the PRC governments (including the central and local governments), and the amendments, additions, and interpretations made at any time with respect to these laws.

                       ARTICLE 2 JOINT VENTURE CORPORATION

2.1 Jingshi Culture and JGXC, pursuant to the terms in Article 2 in the original agreement, have already jointly set up a corporation with limited liabilities ("Joint Venture Corporation") in the city of Beijing, PRC, i.e.: Jingshi Jingguan, with a registered capital of RMB Yuan 6,000,000, of which 3,000,000 (which is 50% of the registered capital of the Joint Venture Corporation) is an investment from JGXC, and 3,000,000 (which is 50% of the registered capital of the Joint Venture Corporation) is an investment from Jingshi Culture.

2.2 The Joint Venture Corporation has a board of directors of 5 members, 2 assigned by JGXC and 3 assigned by Jingshi Culture, and the chairman of the board nominated by Jingshi Culture. The Joint Venture Corporation has one General Manager, who is nominated by Jingshi Culture, appointed by the Board of Directors, and is accountable to the Board. The General Manager is responsible


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     for the daily operation and management of the Joint Venture Corporation and has decision power over the various issues in the operation and management.

2.3 Jingshi Culture and JGXC assign staff responsible for commercial ads and promotion business or other related staff to form a preparatory group ("Preparatory Group"), and the group will take charge of issues concerning incorporating the Joint Venture Corporation; expenses in the due course of it will first be borne by Jingshi Culture. After the Joint Venture Corporation is set up, the expenses that Jingshi Culture has paid for during the preparatory course shall be reimbursed to Jingshi Culture. The Preparatory Group is automatically dismissed on the date of the incorporation of the Joint Venture Corporation.

2.4 After the Joint Venture Corporation is set up, the parties shall make use of their advantages to provide necessary economic and technical support for the operation and development of the Joint Venture Corporation.

2.5 The operational revenues of the Joint Venture Corporation, whether or not to be distributed to another or other parties, shall first be collected by the Joint Venture Corporation from clients and entered into the account(s) of the Joint Venture Corporation. At the end of the year after accounting verification, the distribution can then be processed according to the proportions stipulated in this agreement.

2.6 JGXC authorizes the Joint Venture Corporation to engage in the following advertising businesses:

     (1)  financial advertising businesses, and

     (2) promotional activities related to advertising businesses; in order not to cause doubtful points, the "promotion-related advertising businesses" mean the invitation to clients for them to sponsor the promotion, or as a return to such sponsorship from the clients, the provision of ads by the Joint Venture Corporation to the clients, whether it has been entrusted through a financial institution or not; and

     (3) advertising businesses published on the Special Editions for Promotion, whether or not it has been entrusted by a financial institution.

2.7 The sales price, as well as sales discounts and pricing policies, executed by the Joint Venture Corporation in conducting any advertising business should be, through consultation, made consistent with the sales policies of JGXC. Neither JGXC nor the Joint Venture Corporation is to unilaterally implement its own sales policies and interfere with each other's normal business activities.

2.8 The Joint Venture Corporation will set up an advertisement sales department to take charge of the advertising businesses of the Joint Venture Corporation. In the first year upon setting up of the Joint Venture Corporation, JGXC and Jingshi Culture can participate in the advertising sales of the Joint Venture Corporation and the specific sales methods will be stipulated elsewhere. That particular policy


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     is treated as a temporary clause and is subject to changes from time to time according to the status quo of business development of the Joint Venture Corporation.

2.9 The Joint Venture Corporation shall make a monthly payment of RMB 250,000 to JGXC as authorization fees for financial advertising business and related special permit fees for using the intellectual properties.

                         ARTICLE 3 BUSINESS COOPERATION

3.1  Promotional Activities

     3.1.1 Pursuant to the terms of this agreement, the EOPO authorizes the Joint Venture Corporation to conduct various kinds of promotions under the name of the EOPO and irrevocably agrees that the Joint Venture Corporation has all rights and benefits of an exclusive sole agency over the promotions, including but not limited to the rights of operation, advertisement release, organization of events, name(s), and projects to attract investments.

     3.1.2 The EOPO shall provide all necessary assistance, including but not limited to transferring to the Joint Venture Corporation completely the specific action plans and related materials of promotion activities that have already been listed into the promotion plan of the EOPO. The EOPO undertakes to dismiss its former Department of Promotions and its functions and will assign 8 employees to the Joint Venture Corporation to carry out promotions. The Joint Venture Corporation can sign necessary labor contracts or service agreements with these employees when it deems necessary.

     3.1.3 JGXC authorizes the Joint Venture Corporation, in its promotion activities, to use the intellectual properties of the EOPO, including but not limited to the brands, trademarks, and service icons of the EOPO.

     3.1.4 When the Joint Venture Corporation is engaged in promotion activities, whether it is for profit or not, the EOPO and JGXC shall support by allocating, free of charge, an extra space of no less than 50 pages in the pages for promotion activity advertisements in the Economic Observer Newspaper per annum. Except when the lawfully allowable space quota for advertisements is fully sold out, JGXC cannot reject the request from the Joint Venture Corporation for additional free advertisements in the advertising space for promotion activities. The pages for promotion activities are limited to advertisements only for the promotion activities. Within the space of these pages, the Joint Venture Corporation has the right, according to the scope of promotion activities and the needs for publicity, to verify and adjust, ahead of each activity, with the EOPO, the


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          publicity pages and time (dates) as required in the activity. To avoid doubts, the "Economic Observer Newspaper" in this clause only refers to the published newspaper by the EOPO coded CN37-0027 and its publications after changing its name or version, not including its supplements, extra editions, attached sheet or other subordinate publications.

     3.1.5 Jingshi Culture shall provide all necessary assistance to the Joint Venture Corporation, including but not limited to transferring the former's or the former's affiliated enterprises' current businesses of Financial Seminars and Forums to the latter at a time when the former deems appropriate, and assigns 9 of its employees to the Joint Venture Corporation to take charge of promoting the businesses, whereas the Joint Venture Corporation has its own right to decide whether or not to sign necessary labour contracts or service agreements with these employees.

3.2  Promotion Special Issue

     3.2.1 The parties agree to set up a Special Issue for financial information and promotion activities ("Promotion Special Issue"), published twice a month, the format for the Special Issue is 24 pages with measurements and paper quality similar to those of Lifestyle Special Issue. JGXC and the EOPO agree to make, from time to time, adjustments to the aforementioned issues according to the requests of the Joint Venture Corporation. The EOPO shall make sure that it acquires all necessary approvals, permits, and other related legal procedures for the publication and issuance of the Promotion Special Issue.

     3.2.2 In order to push forward the Joint Venture Corporation's advertisements for attracting investments, the EOPO agrees that the Joint Venture Corporation will provide specific contents for the Promotion Special Issue and make suggestions for the writing and editing of the Special Issue. The EOPO has the final review and editing right to the content in the special issue. The parties shall provide full human resources and materialistic support to the Joint Venture Corporation in its businesses of advertisements to attract investments, including but not limited to inputting their data and material collecting, artistic design, printing, distribution staffing, and providing their plates, articles, and other contents.

     3.2.3 Promotion Special Issue as a supplement of the Economic Observer Newspaper is to be distributed along with the Economic Observer Newspaper. The places issued to are Beijing, Shanghai and Guangdong, and other Chinese provinces, cities or regions agreed upon by the Joint Venture Corporation and JGXC. The distribution focuses on banks' financial management centers, securities corporations and upscale display sites (such as high class office buildings). The distribution is through


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          special channels (such as entrusting airlines to deliver) and through subscriptions.

     3.2.4 Promotion Special Issue's target distribution volume is to be decided according to the market status quo. As long as the laws permit, including but not limited to after the Joint Venture Corporation has acquired necessary operational credentials, the distribution volume of Promotion Special Issue will not be restricted by the distribution volume of the Economic Observer Newspaper, and the Joint Venture Corporation can, on its own, distribute to its large users such as major banks' financial management centers and securities corporations.

     3.2.5 The expenses and costs of Promotion Special Issue are the responsibilities of the Joint Venture Corporation, and the advertising revenues from the Special Issue, the revenues from promotion activities, the distribution revenues conforming to the conditions stipulated in the previous clause, and other lawful revenues obtained pursuant to the terms of this agreement stay with the Joint Venture Corporation (unless otherwise stipulated in this agreement).

3.3  Financial Advertising

     3.3.1 Without an advance written consent from JGXC, the Joint Venture Corporation cannot transfer, render, authorize or permit the whole or part of the operation right to the financial advertising business to a third party (but not including Jingshi Culture).

     3.3.2 When the Joint Venture Corporation is exercising its advertising agency right, it can be done under the name of a financial advertising business agency or under its own name of the Joint Venture Corporation, including but not limited to signing contracts under its own name with advertising clients or their agents.

     3.3.3 The EOPO shall stipulate in the newspaper's relevant sales information (e.g.: publications, websites or copyright page, etc.) that the Joint Venture Corporation is the sole exclusive agent for financial advertising in the newspaper.

                           ARTICLE 4 OTHER COOPERATION

4.1 In order to assist Jingshi Culture and its affiliated enterprises to promote the "Money Journal" magazine, the EOPO is committed to offer necessary support, including but not limited to providing Jingshi Culture with distribution channels and clients information, and publishing promotion advertisements for subscriptions to the "Money Journal".


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                            ARTICLE 5 CONFIDENTIALITY

5.1 Without an advance written consent of a party, no other party can make any public statement with respect to the content that this agreement and any other consecutive documents deal with.

5.2 Except where it is otherwise stipulated in 5.1 and 5.3, the parties shall deem any information on the following contents obtained during the course of setting up this agreement (or of setting up any agreements according to this agreement) as confidential information, which is not allowed to be disclosed or utilized:

     5.2.1 the articles and clauses in this agreement and articles and clauses in any agreements set up according to this agreement;

     5.2.2 negotiations about this agreement (and other agreements of the same category); or

     5.2.3 business, finance or other issues (including future plans and goals) of any party.

5.3 Under the following circumstances, the previous 5.2 is not applicable in forbidding from disclosing or utilizing any information:

     5.3.1 where the laws, any regulatory body or any publicly recognized rules and regulations for securities exchange require the disclosure and utilization;

     5.3.2 where this agreement or the setting up of any other agreement according to this agreement has caused any legal proceeding that requires the disclosure and utilization, or the appropriate disclosure to the taxation authorities of the tax related issues of the disclosing party;

     5.3.3 where there is disclosure to professional advisors of the parties; however the parties shall request these advisors to abide by the rules in 5.2 about the relevant category of information, as if he/she were a party of this agreement;

     5.3.4 where the information has already become public knowledge, not due to breach of this agreement; or

     5.3.5 where the disclosure or utilization has already been consented to in writing in advance by a party.

       ARTICLE 6 EFFECTIVENESS, CHANGES, AND TERMINATION OF THE AGREEMENT

This agreement is effective upon the signing or stamping of the authorized representative of the parties. Except where there are other regulations under the PRC laws or where


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there are other terms in this agreement, no change or discontinuation can be allowed without a unanimous written consensus from the parties of this agreement.

              ARTICLE 7 APPLICABLE LAWS AND RESOLUTION OF DISPUTES

7.1 The setting up, effectiveness, implementation, and interpretation of this agreement and the resolution of disputes are all applicable under the PRC laws.

7.2 Any disputes related to this agreement or caused by this agreement shall be resolved by way of friendly consultation. If a consultation fails, the dispute shall be submitted to Beijing Sub-Committee of China International Economic and Trade Arbitration Committee to be mediated according to the current applicable and effective arbitration rules at the time of the submission for arbitration. The decision from the arbitration is final and binding on both sides. During the course of arbitration, except for issues of disputes submitted for arbitration, the parties shall continue to fulfill the other articles of this agreement.

                                ARTICLE 8 NOTICE

8.1 Except otherwise stipulated in this agreement, any party, when sending notice under this agreement or notices related to this agreement, should be in writing. In the case of delivery by a designated person, or faxing, or using a publicly recognized express mail service to send to the following addresses or the fax number(s), or sending to another address or fax number the recipient has already notified in advance, it is considered to have been delivered.

     Economic Observer Press Office
     Contact Person: Zhang Lijuan
     Mail Address: Building 7A, Xinghuali East, Hepingli, Dongcheng District,
                   Beijing
     Postal Code: 100013
     Tel.: 010-64209021
     Fax: 010-64297071

     Guangzhou Jingshi Culture Intermediary Co. Ltd
     Contact Person: Jiang Guibin
     Mail Address: Rm 802, Yuanhui Commerce Tower, 423 Tianhe Rd North, Tianhe
                   District, Guangzhou
     Postal Code: 510620
     Tel.: 020-38846220
     Fax: 020-38811374

     Beijing Jingguan Xincheng Advertising Co. Ltd
     Contact Person: Zhang Lijuan


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     Mail Address: Building 7A, Xinghuali East, Hepingli, Dongcheng District,
                   Beijing
     Postal Code: 100013
     Tel.: 010-64209021
     Fax: 010-64297071

     Beijing Jingshi Jingguan Advertising Co. Ltd
     Contact Person: Fan Zude
     Mail Address: Rm 410, Wangfu Century Tower, 55 Donganmen Ave., Dongcheng
                   District, Beijing
     Postal Code: 100006
     Tel.: 010-65258675
     Fax: 010-65258979

8.2 Except otherwise stipulated in this agreement, any notice sent via fax is deemed to have been immediately delivered when faxed in a normal way to the above fax number(s) of the recipient during 08: 00 - 17:00 Beijing time on a statutory business day; however, the notice shall be immediately sent via a publicly recognized express mail service to the recipient for verification. If sent via a publicly recognized express mail service, the notice is deemed delivered within 5 days upon sending to the address of the recipient.

                             ARTICLE 9 OTHER ISSUES

9.1 The sub-title added for each article and clause is only for convenient reference and does not affect the interpretation of the content of articles in this agreement.

9.2 If any article or clause and terms in this agreement are deemed as illegal or unable to be executed with force according to applicable laws, that article or clause is already deleted from this agreement, and is already void; however, this agreement is still effective and shall be deemed as never containing that article or clause from the very beginning. The parties shall fully consult with each other in order to replace the deleted article(s) or clause(s) with ones that are acceptable, satisfactory, lawful and effective to all the parties.

9.3 The time, dates, and length of terms stipulated in this agreement are critically important to this agreement, and anything departing from the time, dates or length of terms as stipulated in this agreement shall be deemed as a breach of agreement.

9.4 Not any party can transfer its rights and/or duties under this agreement to any non-party to this agreement, unless with a written consent from other parties.

9.5 The parties shall individually bear their own expenses incurred during the course of signing and implementing this agreement.


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9.6  The appendices to this agreement constitute an inseparable party of this agreement and have the same legal effects as the texts in the main body of this agreement.

9.7 This agreement has 4 counterparts, 1 for each of the 3 parties and 1 for the Joint Venture Corporation. All counterparts have the same legal effects.


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The Signature Page for the "Business Cooperation Agreement"

Economic Observer Press Office [Company chop of Economic Observer Press Office]


Authorized Representative: /s/
                           ------------------------------


Guangzhou Jingshi Culture Intermediary Co., Ltd. [Company chop of Guangzhou Jingshi Culture Intermediary Co., Ltd.]


Authorized Representative:
                           ------------------------------


Beijing Jingguan Xincheng Advertising Co. Ltd [Company chop of Beijing Jingguan Xincheng Advertising Co. Ltd]


Authorized Representative: /s/
                           ------------------------------


Beijing Jingshi Jingguan Advertising Co., Ltd. [Company chop of Beijing Jingshi Jingguan Advertising Co., Ltd.]


Authorized Representative:
                           ------------------------------


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